UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2019

CARBONITE INC
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities Registered Pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	CARB	The NASDAQ Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Item 2.02	Results of Operations and Financial Condition
On July 25, 2019, the Company issued a press release announcing its financial results for the quarter ended June 30, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished under this Item 2.02, including Exhibit 99.1 incorporated by reference herein, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 25, 2019, the Company issued a press release announcing that Stephen Munford, Chairman of the Company’s Board of Directors (the “Board”), has been named Interim Chief Executive Officer and President of the Company, effective immediately. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference. In connection with his appointment as Interim Chief Executive Officer, Mr. Munford will continue to serve as Chairman of the Board, but will no longer serve on the Nominating and Corporate Governance, Information Security Risk or Compensation Committees of the Board.
Mr. Munford, aged 54, has nearly two decades of executive leadership experience in the security software industry. He has served as a member of the Company’s Board since 2014 and Chairman of the Board since 2016. Mr. Munford served as Interim Chief Executive Officer of Absolute Software Corporation from January 16, 2018 until November 26, 2018. Mr. Munford also serves on the board of directors of Alterlogic, Inc., Netmotion, Inc. and Apica, Inc. He also served as Chief Executive Officer of Sophos Holdings Limited from May 2005 to September 2012 and was on the board of directors from September 2012 to February 2019. Mr. Munford does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer of the Company. In addition, there have been no transactions involving Mr. Munford that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.
The Company entered into an employment agreement with Mr. Munford on July 25, 2019 setting forth the terms and conditions of his employment as the Company’s Interim Chief Executive Officer and President. The employment agreement provides for an annual base salary of $448,761, and a target incentive bonus of 130% of his base salary.
Pursuant to the employment agreement, Mr. Munford will also be granted equity in the form of $2,500,000 in value of restricted stock units which will vest on (i) the earlier of the eighteen (18) month anniversary of Mr. Munford’s appointment as Chief Executive Officer and President or (ii) the date on which a permanent successor Chief Executive Officer and President commences employment with the Company. Such grant is contingent upon Mr. Munford’s continued employment with the Company through the applicable vesting date and shall vest in full in the event of a change of control of the Company.
The foregoing summary of Mr. Munford’s employment agreement is summary in nature and is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
On July 25, 2019, the Company announced that Mr. Mohamad Ali has stepped down and resigned from his position as President and Chief Executive Officer of the Company and has resigned from the Company’s Board of Directors, in each case, effective immediately, in order to pursue other professional opportunities in the media industry. Mr. Ali will continue as an executive of the Company through July 31, 2019.

Item 7.01	Regulation FD Disclosure
In connection with the issuance of the press release attached hereto as Exhibit 99.1, the Company is holding a public conference call and webcast on July 25, 2019, at 5:30 p.m. ET, during which the Company will provide the investor presentation attached as Exhibit 99.3 to this Current Report. The presentation will also be posted on the investor relations portion of the Company’s website.

The information furnished under this Item 7.01, including Exhibit 99.1 and Exhibit 99.3 incorporated by reference herein, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits

(d)	Exhibits.

10.1	Executive Employment Agreement with Stephen Munford, dated as of July 25, 2019
99.1	Financial Results Press Release, dated July 25, 2019
99.2	Management Press Release, dated July 25, 2019
99.3	Investor Presentation, dated July 25, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on July 25, 2019.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel